UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2005

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On September 6, 2005, VitaCube Systems Holdings, Inc. (the “Company”) engaged Elite Financial Communications Group, LLC, (the “Elite”) a financial communications, investor relations and strategic resource firm to manage the Company’s investor and media communications.  The term of the agreement is for one year with rights to terminate by the Company after 90 days with 30 days notice.  Elite will receive a fee of $10,000 monthly along with warrants to purchase up to 100,000 common shares of the Company’s stock.  The warrants vest over the term of the agreement in 90 day intervals with 25,000 shares exercisable at $2.00 per share immediately, 25,000 shares exercisable at $2.00 per share on the 91st day, 25,000 shares exercisable at $4.50 on the 181st day and 25,000 shares exercisable at $6.00 on the 271st day.

Item 8.01                     Other Events

On September 6, 2005 the Registrant issued a press release relating to the engagement of Elite, a copy of which has been filed herewith.

Item 9.01                     Financial Statements and Exhibits

(c)          Exhibits

10.1                           Service Agreement with Elite Financial Communications Group, LLC

99.1                           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 6, 2005	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ Earnest Mathis, Jr.
Earnest Mathis, Jr.
Chief Executive Officer